Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS FOURTH QUARTER RESULTS

Quarterly Financial Highlights
•	Net loss for the quarter of $131 million, $0.69 per share
•	Commercial businesses post solid new business volume and double digit returns
•	Bolstered credit loss reserves - mortgage and other portfolios
•	Wrote off goodwill in student lending business
•	Balance sheet strong; tangible capital ratio of 8.8% - above target

        NEW YORK – January 17, 2008 – CIT Group Inc. (NYSE: CIT) today reported a net loss of $130.7 million, or $0.69 per share, for the fourth quarter of 2007, reflecting the impact of several noteworthy items discussed below, versus net income of $259.3 million, or $1.28 of diluted earnings per share, for the 2006 quarter. For the full year, the net loss attributable to common shareholders was $111.0 million for 2007, versus net income of $1,015.8 million last year.

        “We were not pleased with our reported loss this quarter, which primarily related to charges on our home lending and student lending businesses -- two sectors that have recently experienced significant change. However, our commercial finance businesses performed well and continue to demonstrate the value of the CIT franchise in our core markets,” said Jeffrey M. Peek, Chairman and Chief Executive Officer of CIT. “We ended the year with strong capital ratios. Our strategic focus for 2008 is centered on our core commercial finance segments and maintaining balance sheet strength.

        “We expect overall market conditions to remain challenging for some time. Key to our success this year will be our ability to reduce expenses through improved efficiencies and further diversify our funding sources. To that end, we are right-sizing the business to better support our core commercial finance segments and creating a more streamlined organization focused on delivering value to our customers and shareholders.

        “As we enter our centennial year with many challenges before us I am confident that our established position as a leader in middle market financing will allow us greater success in 2008 and beyond.”

        Fourth quarter results include the following previously disclosed items:

•	A $297 million increase in reserves for credit losses, including the establishment of a $250 million reserve for the held-for-investment home lending portfolio and increased general reserves primarily for unsecured consumer loans (decrease to EPS of $0.96);
•	Charges of $42 million related to home lending receivables held for sale, including those sold during the quarter (decrease to EPS of $0.14);
•	A $313 million goodwill and intangible asset impairment charge related to the Company’s student lending business, reflecting decreased market valuations for student lending businesses, and lower profit expectations as a result of higher funding costs (decrease to EPS of $1.59); and

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•	A pre-tax gain of $268 million on the sales of CIT’s interest in its Dell Financial Services (DFS) joint venture and of its U.S. Systems Leasing portfolio (increase to EPS of $0.85).

        Other noteworthy items impacting the fourth quarter include:

•	A pre-tax loss of $13 million in Home Lending, excluding the above-mentioned items, principally due to impairment of retained interests on past off-balance sheet securitization transactions (decrease to EPS of $0.04).
•	A release of $27 million of tax liabilities relating to our international operations (increase to EPS of $0.14); and
•	A write-off of $16 million of capitalized expenses related to the terminated capital raise initiative of an aerospace leasing company (decrease to EPS of $0.05).

        In addition, the Company expects to record a pre-tax restructuring charge of approximately $50 million in the first quarter of 2008 for severance and related costs, with expected annual savings of $60 million.

Consolidated Financial Highlights:

Net Finance Revenue

•	Net finance revenue was down 9% from last quarter due to higher funding costs and up 4% over last year on higher asset levels. Average earning assets increased slightly from the prior quarter and strongly over last year due to commercial finance loan and leasing volumes.
•	Net finance revenue as a percentage of average earning assets was 2.67% down from 2.96% for both last quarter and last year, reflecting higher funding costs in the current market, including the securitization of home lending assets late in the third quarter and the decision to maintain excess cash balances.
•	Operating lease net revenue was 7.22% of average operating leases, up from 6.90% last quarter and 7.09% last year due to strength in aerospace rental rates, partially offset by lower railcar utilization.

Other Income

•	Other income includes the gain of $247 million on the sale of our interest in the DFS joint venture and the gain on sale of the U.S. Systems Leasing business of $21 million.
•	Other income for the quarter as a percentage of total net revenue (net finance revenue plus other income) was 29% (excluding the DFS and systems leasing sales gains), down from 43% in the prior year quarter, principally on lower syndication fees and receivable sales gains.
•	Fees and other income declined from last quarter, largely in our U.S. vendor finance business unit due to lower joint venture and other revenues.
•	Factoring commissions were up slightly over last quarter and the prior year on increases in factoring volumes.
•	Gains on receivable sales and syndication fees were down significantly from last quarter and from the prior year quarter due to: 1) less syndicated loan fees reflecting more challenging syndication markets, 2) no sales of home lending receivables and 3) fewer sales of student loans.
•	Loan sales and syndication volume, excluding the sale of home lending assets, was $1.9 billion (22% of origination volume), up from $1.2 billion (13%) in the prior quarter and down from $3.5

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billion (31%) in the prior year quarter. The increase from last quarter was primarily in Corporate Finance.

Credit Quality – Commercial

•	Overall commercial credit quality remained strong, although credit metrics weakened from very favorable prior period levels.
•	Net charge-offs as a percentage of average finance receivables were 0.43% for the commercial businesses, up from 0.34% last quarter due to lower recoveries in Corporate Finance and higher losses in Vendor Finance, but improved from 0.55% a year ago.
•	60+ day owned delinquencies for the commercial businesses were 1.47% of finance receivables, up from 1.33% last quarter, primarily due to increases in Vendor Finance due to the integration of leasing platforms and Corporate Finance.
•	Non-performing assets for the commercial businesses were 1.15%, up from 1.03% from last quarter and 0.87% last year, primarily in Vendor Finance and Corporate Finance.

Credit Quality - Home Lending

•	Reserves for credit losses of $250 million were established for home loans held for investment, reflecting higher past due loans, past due loan migration trends and further deterioration in the home lending market during the quarter.
•	Net charge-offs in the home lending portfolio held for investment were $6 million. In addition, losses of approximately $110 million were applied to the discount during the fourth quarter.
•	The discount on home loans held for investment was approximately $450 million at December 31, 2007, resulting in total reserves and discount of $700 million on outstanding loans (unpaid principal balance) of $9.3 billion held for investment.
•	Home lending related assets held for sale were approximately $500 million, against which there is a $145 million valuation allowance.

Credit Quality – Consumer

•	Net charge-offs in the Consumer segment were $24.4 million, up from $13.5 million last quarter and $5.3 million last year, due to higher losses on unsecured loans and private (non-U.S. government guaranteed) student loans.
•	60+ day owned delinquencies were 4.93%, down from 5.24% last quarter and up from 4.52% a year ago.

Expenses

•	Salaries and general operating expenses were up from last quarter and up from a year ago. The current quarter includes $16 million of expenses for the write-off of capitalized expenses related to a terminated capital raising initiative in our commercial aerospace business due to market conditions. The quarter also includes legal accruals, and certain integration related costs in our international operations in Vendor Finance. Expenses excluding these items were down from last quarter and last year, driven by lower incentive compensation accruals and lower headcount.
•	Employee headcount totaled approximately 6,700 at December 31, 2007, down from 7,010 last quarter and 7,345 a year ago, primarily due to reductions of home lending personnel.

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Income Tax Provision

•	The fourth quarter results included $27 million in favorable tax adjustments related to a reversal of tax liabilities in our international operations.
•	The fourth quarter effective tax rate was also impacted by the goodwill impairment, which has no associated tax benefit.
•	Excluding these items, the effective tax rate was approximately 18%, due primarily to a higher proportion of international earnings.

Volume and Assets

•	Origination volume for the quarter, excluding factoring and home lending, was $8.7 billion, flat with last quarter and down from $9.8 billion a year ago. Commercial loan and lease volume was up for the quarter, offset by lower student lending originations. The decline from last year is also due to lower Transportation Finance volumes (due to equipment delivery timing) and the construction business sale in the 2007 second quarter.
•	Managed assets were down slightly from September 30, 2007 as the company controlled balance sheet growth in a difficult market environment coupled with seasonal run-off in Trade Finance.
•	Finance receivables held for sale were $1.6 billion at December 31, 2007, down significantly from $3.9 billion last quarter, reflecting the sales and syndications of loans in the pipeline.

Capitalization, Funding and Liquidity

•	Capital markets volatility continued through the fourth quarter of 2007. While we continue to access the unsecured debt and commercial paper markets, we have done so at reduced levels and higher spreads than our historical averages. If these market conditions persist, we expect that we will continue to satisfy a higher proportion of our funding requirements through the asset-backed markets than we have historically.
•	The ratio of total tangible equity to managed assets at December 31, 2007 improved to 8.82%, from 7.69% last quarter.
•	During the quarter we funded our business in the unsecured debt and asset-backed markets. Unsecured financings for the quarter totaled $3.5 billion, including a $690 million convertible debt offering. In the secured markets, we raised $0.8 billion secured by home loans, $1.0 billion secured by student loans, and $0.6 billion secured by equipment.
•	Commercial paper outstanding declined to $2.8 billion from $3.6 billion at September 30, 2007.
•	Alternate liquidity at December 31, 2007 exceeded $15 billion, and included $7.8 billion of committed and available bank lines, $2.2 billion of committed and available asset-backed facilities and over $5 billion in available cash and equivalents.

Segment Results:

Corporate Finance

•	Total net revenues (the sum of net finance revenue and other income) increased from the prior year as revenue from higher assets and increased advisory fee income was partially offset by lower gains from loan sales and syndications.
•	Net finance revenue as a percentage of average earning assets improved slightly from last year, as better pricing opportunities existed in the middle market lending environment.
•	Net charge-offs decreased from last year. Delinquencies and non-performing assets increased slightly from last quarter and last year.

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•	Excluding construction finance business, which was sold during the second quarter of 2007, volume increased 6% from last year.
•	Return on risk-adjusted capital was 11.1%, down from last quarter as higher finance income was offset by lower other income from syndications and increased provisioning, but was up from the prior year on lower credit costs.

Transportation Finance

•	Total net revenues were up from last year due to asset growth and higher gains on equipment sales particularly in rail, as well as continued full lease utilization of our commercial aircraft portfolio.
•	Net finance revenue as a percentage of average earning assets after depreciation was up from last year as strength in non-operating lease margins and aerospace rentals was partially offset by a modest decline in railcar utilization.
•	Credit quality continued strong with net recoveries, and lower delinquencies and non-performing asset levels.
•	Volume was solid, but down from the prior year. We leased ten new aircraft this quarter (compared to four last year). The prior year included loan fundings, in addition to the lease order book. All but one aircraft in our scheduled aerospace delivery order book through December 2009 have been placed.
•	Return on risk-adjusted capital declined from last quarter to 14.2% and declined from the prior year, as the current quarter includes the write-off of $16 million of capitalized expenses related to a terminated aerospace capital raising initiative and as the year ago period benefited from the release of deferred tax liabilities.

Trade Finance

•	Total net revenues were up slightly from last year.
•	Factored volume increased from the prior quarter and was unchanged from the prior year.
•	Net finance revenue as a percentage of average earning assets decreased from the prior year on higher funding costs.
•	Net charge-offs were unchanged from last quarter and down from last year. Delinquencies and non-performing loans were both down from last quarter and last year.
•	Return on risk-adjusted capital improved to 18.9% from both last quarter and last year.

Vendor Finance

•	Dell purchased CIT’s interest in the U.S.-based Dell Financial Services (DFS) joint venture, resulting in a pre-tax gain of $247.1 million, and the U.S. systems leasing portfolio was sold, resulting in a pre-tax gain of $21 million.
•	Excluding the above transactions, total net revenues were down from last year, as higher net finance revenues driven by asset growth were offset by lower yield-related fees, joint venture and other income.
•	Net finance revenue as a percentage of average earning assets after depreciation was down from last year, reflecting higher funding costs.
•	Credit losses were up from last quarter and last year. Delinquencies and non-performing asset levels increased over both periods, primarily driven by U.S. operations due to the integration of leasing platforms.
•	Profitability was negatively impacted by reserves for legal settlements and by higher one-time rent expenses in our international operations totaling approximately $8 million.

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•	Total new business volume grew 22% over last year driven by international operations. U.S. volumes were also up, as declines in Dell volume were offset by new vendor relationships.
•	Return on risk-adjusted capital was higher due to the above-mentioned gains.

Home Lending

•	Total net revenues were down from last year reflecting lower asset balances, higher funding costs (principally on the prior quarter securitization) and charges of $42 million related to home lending receivables available for sale, of which $525 million (approximately $870 million unpaid principal balance) was sold during the quarter.
•	The current quarter provision for loan losses was approximately $256 million.
•	Delinquencies and non-performing assets increased from last year reflecting continued deterioration in the housing sector.
•	Paydowns on loans held for investment in the quarter totaled approximately $365 million.

Consumer

•	During the quarter, we incurred $287 million in goodwill and $26 million in intangible asset impairment charges.
•	Total net revenues were down from last year, as higher net finance revenues driven by asset growth were more than offset by higher funding costs.
•	Net charge-offs increased primarily in unsecured consumer loan portfolios. Delinquencies were down modestly from last quarter, but higher than last year.
•	New business volume decreased from last quarter and last year as we managed growth down.
•	Return on risk-adjusted capital for the segment was lower due to the above factors.

Corporate and Other

•	Corporate and other expenses, principally contains certain credit loss provisioning, preferred stock dividends and other financing costs, dampened return on equity by approximately 190 basis points this quarter and 80 basis points last year.

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Conference Call and Webcast:

        We will discuss this quarter’s results, as well as ongoing strategy, on a conference call and audio webcast today at 9:00 am (EST). Interested parties may access the conference call live today by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers, and reference access code “CIT Group” or access the audio webcast at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (EST) January 24, 2008, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 35788828, or at the following website: http://ir.cit.com.

About CIT:

        Founded in 1908, CIT (NYSE: CIT) is a global commercial finance company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $80 billion in managed assets and provides financial solutions for more than half of the Fortune 1000. A member of the S&P 500 and Fortune 500, it maintains leading positions in asset-based, cash flow and Small Business Administration lending, equipment leasing, vendor financing and factoring. The CIT brand platform, Capital Redefined, articulates its value proposition of providing its customers with the relationship, intellectual and financial capital to yield infinite possibilities. CIT will celebrate its centennial beginning February 11, 2008. www.cit.com.

Forward-Looking Statements:

        This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

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Contact:

Investor Relations	Kenneth A. Brause	Executive Vice President, Investor Relations	(212) 771-9650
Media Relations	C. Curtis Ritter	Director of External Communications and Media Relations	(212) 461-7711 curt.ritter@cit.com

        Individuals interested in receiving future updates on CIT via e-mail can register at http://newsalerts.cit.com

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENTS
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Finance revenue	$ 1,839.6	$ 1,810.0	$ 1,548.5	$ 7,024.9	$ 5,693.9
Interest expense	1,040.6	975.4	823.0	3,832.3	2,867.8
Depreciation on operating lease equipment	311.7	304.7	261.4	1,172.3	1,023.5

Net finance revenue	487.3	529.9	464.1	2,020.3	1,802.6
Provision for credit losses	385.5	64.2	68.2	593.8	222.2

Net finance revenue, after credit provision	101.8	465.7	395.9	1,426.5	1,580.4
Valuation allowance for assets held for sale	18.0	465.5	-	1,271.4	15.0

Total net revenue, after credit provision and valuation allowance	83.8	0.2	395.9	155.1	1,565.4
Other income	466.2	276.3	345.5	1,580.1	1,248.8

Total net revenue and other income	550.0	276.5	741.4	1,735.2	2,814.2
Salaries and general operating expenses	377.0	367.9	363.0	1,481.2	1,382.6
Provision for severance and real estate exit activities	-	41.9	-	74.3	19.6
Loss on early extinguishments of debt	-	-	-	139.3	-
Goodwill and intangible asset impairment charges	312.7	-	-	312.7	-

(Loss) income before provision for income taxes	(139.7)	(133.3)	378.4	(272.3)	1,412.0
Benefit (provision) for income taxes	18.2	95.6	(111.5)	194.4	(364.4)
Minority interest, after tax	(1.7)	(1.1)	(0.1)	(3.1)	(1.6)

Net (loss) income before preferred stock dividends	(123.2)	(38.8)	266.8	(81.0)	1,046.0
Preferred stock dividends	(7.5)	(7.5)	(7.5)	(30.0)	(30.2)

Net (Loss) income (attributable) available to common stockholders	$ (130.7)	$ (46.3)	$ 259.3	$ (111.0)	$ 1,015.8

Per common share data
Basic earnings (loss) per share	$ (0.69)	$ (0.24)	$ 1.31	$ (0.58)	$ 5.11
Diluted earnings (loss) per share	$ (0.69)	$ (0.24)	$ 1.28	$ (0.58)	$ 5.00
Number of shares - basic (thousands)	189,810	189,930	198,308	191,412	198,912
Number of shares - diluted (thousands)	189,810	189,930	201,948	191,412	203,111

Other Income
Fees and other income(1)	$ 102.4	$ 131.2	$ 133.9	$ 527.2	$ 547.3
Factoring commissions	61.6	60.1	60.4	226.6	233.4
Gains on receivable sales and syndication fees	21.7	29.0	105.8	180.7	298.3
Gains on sales of leasing equipment	25.9	28.1	32.1	117.1	122.8
Gains on securitizations	11.5	18.4	13.3	45.3	47.0
Gain on sale of Dell Financial Svcs. joint venture	247.1	-	-	247.1	-
Gain (loss) on loan portfolio dispositions	(4.0)	9.5	-	236.1	-

Total other income	$ 466.2	$ 276.3	$ 345.5	$ 1,580.1	$ 1,248.8

(1)	Fees and other income is comprised of asset management and service fees, including securitization-related servicing fees and accretion, advisory and agent fees, as well as income from joint ventures.

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	December 31, 2007	December 31, 2006

ASSETS
Financing and leasing assets held for investment:
Finance receivables	$ 62,536.5	$ 55,064.9
Reserve for credit losses	(831.5)	(659.3)

Net finance receivables	61,705.0	54,405.6
Operating lease equipment, net	12,610.5	11,017.9
Financing and leasing assets held for sale	1,606.0	1,793.7
Cash and cash equivalents	6,792.3	4,458.4
Retained interests in securitizations and other investments	1,367.1	1,059.4
Goodwill and intangible assets, net	1,152.5	1,008.4
Other assets	4,258.5	3,324.5

Total Assets	$ 89,491.9	$ 77,067.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt:
Commercial paper	$ 2,822.3	$ 5,365.0
Deposits	2,745.8	2,399.6
Non-recourse, secured borrowings	17,430.3	4,398.5
Variable-rate senior unsecured notes	19,888.2	19,184.3
Fixed-rate senior unsecured notes	29,477.6	29,107.1
Junior subordinated notes and convertible debt	1,440.0	-
Preferred capital securities	-	250.3

Total debt	73,804.2	60,704.8
Credit balances of factoring clients	4,542.2	4,131.3
Accrued liabilities and payables	4,127.4	4,440.8

Total Liabilities	82,473.8	69,276.9
Minority interest	57.5	39.9

Stockholders’ Equity:
Preferred stock	500.0	500.0
Common stock	2.1	2.1
Paid-in capital	10,645.8	10,678.9
Accumulated deficit	(3,141.7)	(2,838.9)
Accumulated other comprehensive income	194.8	129.6
Less: treasury stock, at cost	(1,240.4)	(720.6)

Total Common Stockholders’ Equity	6,460.6	7,251.1

Total Stockholders’ Equity	6,960.6	7,751.1

Total Liabilities and Stockholders’ Equity	$ 89,491.9	$ 77,067.9

Other Assets
Accrued interest and receivables from derivative counterparties	$ 1,044.4	$ 643.6
Deposits on commercial aerospace flight equipment	821.7	719.0
Investments in and receivables from non-consolidated subsidiaries	233.8	535.7
Repossessed assets and off-lease equipment	226.6	124.1
Prepaid expenses	131.4	99.2
Furniture and fixtures, miscellaneous receivables and other assets	1,800.6	1,202.9

	$ 4,258.5	$ 3,324.5

CIT GROUP INC. AND SUBSIDIARIES
OWNED AND MANAGED ASSET COMPOSITION
(dollars in millions)

	December 31, 2007	September 30, 2007	December 31, 2006
Corporate Finance
Finance receivables	$ 21,326.2	$ 20,232.1	$ 20,190.2
Operating lease equipment, net	459.6	229.9	204.4
Financing and leasing assets held for sale	669.3	904.6	616.1

Owned assets	22,455.1	21,366.6	21,010.7
Finance receivables securitized and managed by CIT	1,526.7	1,636.9	1,568.7

Managed assets	23,981.8	23,003.5	22,579.4

Transportation Finance
Finance receivables	2,551.3	2,477.8	2,123.3
Operating lease equipment, net	11,031.6	10,601.9	9,846.3
Financing and leasing assets held for sale	-	4.2	75.7

Owned assets	13,582.9	13,083.9	12,045.3

Trade Finance
Finance receivables - Owned Assets	7,330.4	7,945.6	6,975.2

Vendor Finance
Finance receivables	10,373.3	10,169.9	6,888.9
Operating lease equipment, net	1,119.3	1,098.5	967.2
Financing and leasing assets held for sale	460.8	1,418.3	529.3

Owned assets	11,953.4	12,686.7	8,385.4
Finance receivables securitized and managed by CIT	4,104.0	4,211.4	3,850.9

Managed assets	16,057.4	16,898.1	12,236.3

Home Lending
Finance receivables	8,775.6	9,156.2	9,861.3
Financing and leasing assets held for sale	345.8	902.1	240.0

Owned assets	9,121.4	10,058.3	10,101.3
Finance receivables securitized and managed by CIT	680.5	713.2	841.7

Managed assets	9,801.9	10,771.5	10,943.0

Consumer
Finance receivables - student lending	11,499.9	10,960.3	8,488.9
Finance receivables - other	679.9	810.5	537.1
Financing and leasing assets held for sale	130.1	649.3	332.6

Owned assets	12,309.9	12,420.1	9,358.6

Other
Equity Investments	165.8	161.7	25.4

Consolidated Totals
Finance receivables, excluding home lending	$ 53,760.9	$ 52,596.2	$ 45,203.6
Finance receivables - home lending	8,775.6	9,156.2	9,861.3
Operating lease equipment, net	12,610.5	11,930.3	11,017.9
Home lending finance receivables held for sale	345.8	902.1	240.0
Other financing and leasing assets held for sale	1,260.2	2,976.4	1,553.7

Financing and leasing assets excl. equity investments	76,753.0	77,561.2	67,876.5
Equity investments	165.8	161.7	25.4

Owned assets	76,918.8	77,722.9	67,901.9
Finance receivables securitized and managed by CIT	6,311.2	6,561.5	6,261.3

Managed assets	$ 83,230.0	$ 84,284.4	$ 74,163.2

Managed assets, excluding home lending	$ 73,428.1	$ 73,512.9	$ 63,220.2

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Years Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Corporate Finance
Net finance revenue, before depreciation	$ 181.4	$ 170.1	$ 162.4	$ 704.8	$ 611.0
Depreciation on operating lease equipment	9.8	7.5	9.4	37.7	33.4
Provision for credit losses	24.0	13.0	38.2	68.9	48.8
Valuation allowance for receivables held for sale	-	-	-	22.5	-
Other income*	92.0	99.2	98.4	622.1	381.7
Total net revenue and other income	239.6	248.8	213.2	1,197.8	910.5
Provision for income taxes	(43.8)	(47.8)	(31.1)	(269.9)	(159.1)
Net income*	70.3	83.3	58.5	453.0	284.3
Return on risk-adjusted capital	11.1%	13.9%	10.3%	18.3%	13.6%
New business volume	$ 4,181.5	$ 3,582.4	$ 4,431.1	$ 15,974.7	$ 15,464.2

Transportation Finance
Net finance revenue, before depreciation	$ 244.4	$ 229.8	$ 207.9	$ 911.9	$ 739.8
Depreciation on operating lease equipment	144.8	136.7	127.2	552.0	455.3
Provision for credit losses	(6.8)	(3.0)	1.2	(32.0)	2.2
Valuation allowance for assets held for sale	-	-	-	-	15.0
Other income	16.5	20.4	11.9	74.0	68.1
Total net revenue and other income	122.9	116.5	91.4	465.9	335.4
Provision for income taxes	(10.8)	(10.5)	1.2	(39.8)	54.6
Net income	61.6	70.3	59.0	271.1	259.8
Return on risk-adjusted capital	14.2%	16.8%	16.0%	16.3%	18.4%
New business volume	$ 920.4	$ 757.5	$ 1,395.5	$ 3,060.4	$ 3,137.2

Trade Finance
Net finance revenue, before depreciation	$ 46.3	$ 45.1	$ 44.3	$ 174.8	$ 162.7
Provision for credit losses	7.3	7.8	9.0	33.4	38.0
Other income	74.4	72.3	74.7	281.0	291.4
Total net revenue and other income	113.4	109.6	110.0	422.4	416.1
Provision for income taxes	(29.3)	(26.7)	(27.1)	(101.0)	(97.6)
Net income	47.8	43.5	44.0	164.0	162.2
Return on risk-adjusted capital	18.9%	18.6%	18.3%	17.8%	18.3%

Vendor Finance
Net finance revenue, before depreciation	$ 300.9	$ 306.4	$ 249.4	$ 1,150.7	$ 1,036.5
Depreciation on operating lease equipment	157.4	160.8	124.8	583.4	534.8
Provision for credit losses	28.4	7.5	9.4	52.1	45.4
Other income**	318.0	76.8	113.0	585.5	388.9
Total net revenue and other income	433.1	214.9	228.2	1,100.7	845.2
Provision for income taxes	(104.9)	(32.4)	(50.4)	(207.8)	(170.8)
Net income**	205.5	58.2	77.3	410.1	275.8
Return on risk-adjusted capital	45.6%	13.1%	30.4%	23.6%	27.0%
New business volume	$ 2,664.5	$ 2,296.4	$ 2,183.0	$ 9,733.5	$ 8,201.9

Home Lending
Net finance revenue, before depreciation	$ 26.4	$ 68.1	$ 48.1	$ 206.5	$ 203.8
Provision for credit losses	256.1	0.4	12.0	352.1	62.4
Valuation allowance for receivables held for sale	18.0	465.5	-	1,248.9	-
Other income	(38.4)	(0.7)	19.1	(19.3)	57.3
Total net revenue and other income	(286.1)	(398.5)	55.2	(1,413.8)	198.7
Provision for income taxes	116.5	178.6	(8.6)	578.4	(24.8)
Net income	(188.7)	(290.6)	14.0	(989.2)	41.2
Return on risk-adjusted capital	NM	NM	7.0%	NM	5.4%
New business volume	$ 10.9	$ 499.2	$ 1,838.1	$ 4,192.4	$ 7,629.8

Consumer
Net finance revenue, before depreciation	$ 29.3	$ 36.6	$ 32.7	$ 133.3	$ 116.0
Provision for credit losses	26.4	13.3	5.7	55.4	16.1
Other income	4.7	7.3	25.2	47.2	63.0
Total net revenue and other income	7.6	30.6	52.2	125.1	162.9
Goodwill and intangible asset impairment charges	312.7	-	-	312.7	-
Provision for income taxes	16.7	(2.7)	(6.9)	6.2	(13.7)
Net income	(310.8)	9.4	17.1	(274.9)	41.8
Return on risk-adjusted capital	NM	7.0%	14.1%	NM	9.1%
New business volume	$ 968.6	$ 1,992.5	$ 1,752.2	$ 6,630.2	$ 6,883.3

Corporate and Other
Net finance revenue, before depreciation	$ (29.4)	$ (21.5)	$ (19.3)	$ (89.4)	$ (43.7)
Provision for credit losses	50.0	25.2	(7.3)	63.9	9.3
Other income	(1.0)	1.0	3.2	(10.4)	(1.6)
Total net revenue and other income	(80.4)	(45.4)	(8.8)	(162.9)	(54.6)
Provision for income taxes	73.8	37.1	11.4	228.3	47.0
Net (loss) income	(16.4)	(20.4)	(10.6)	(145.1)	(49.3)
Return on risk-adjusted capital	(1.9)%	(1.4)%	(0.8)%	(2.1)%	(1.2)%

NM - not meaningful
*	The year to date results include a pre-tax $235.0 million gain on sale of construction portfolio.
**	The 2007 December quarter and year to date includes a pre-tax gain on DFS sale of approximately $250 million.

CIT GROUP INC. AND SUBSIDIARIES
CREDIT METRICS
(dollars in millions)

	Quarters Ended						Years Ended
	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007		December 31, 2006
Net Credit Losses - Owned as a Percentage of Average Finance Receivables
Corporate Finance	$ 22.6	0.42%	$ 16.5	0.33%	$ 29.6	0.60%	$ 69.6	0.34%	$ 37.6	0.22%
Transportation Finance	(6.9)	(1.10)%	(3.3)	(0.56)%	-	(0.01)%	(32.3)	(1.39)%	1.4	0.08%
Trade Finance	7.5	0.38%	7.2	0.39%	8.6	0.46%	31.6	0.44%	37.4	0.55%
Vendor Finance	22.3	0.87%	13.3	0.51%	11.0	0.62%	58.0	0.57%	43.1	0.60%
Home Lending	6.1	0.27%	0.6	11.41%	25.6	1.03%	83.0	1.06%	91.7	0.98%
Consumer	24.4	0.81%	13.5	0.49%	5.3	0.24%	53.1	0.49%	13.8	0.19%

Total	$ 76.0	0.48%	$ 47.8	0.37%	$ 80.1	0.58%	$ 263.0	0.45%	$ 225.0	0.45%

Total, excluding home lending and student loans	$ 63.7	0.60%	$ 47.2	0.46%	$ 54.5	0.59%	$ 179.1	0.42%	$ 133.3	0.40%

Net Credit Losses - Managed as a Percentage of Average Managed Finance Receivables
Corporate Finance	$ 24.9	0.44%	$ 18.0	0.34%	$ 34.6	0.64%	$ 78.5	0.36%	$ 47.9	0.25%
Transportation Finance	(6.9)	(1.10)%	(3.3)	(0.56)%	-	(0.01)%	(32.3)	(1.39)%	1.4	0.08%
Trade Finance	7.5	0.38%	7.2	0.39%	8.6	0.46%	31.6	0.44%	37.4	0.55%
Vendor Finance	29.5	0.82%	19.1	0.52%	13.1	0.49%	80.5	0.57%	57.3	0.53%
Home Lending	12.4	0.51%	7.6	4.04%	32.4	1.20%	110.2	1.29%	128.6	1.24%
Consumer	24.4	0.81%	13.5	0.49%	5.3	0.24%	53.1	0.49%	13.8	0.19%

Total	$ 91.8	0.53%	$ 62.1	0.44%	$ 94.0	0.62%	$ 321.6	0.50%	$ 286.4	0.50%

Total, excluding home lending and student loans	$ 78.5	0.61%	$ 54.5	0.47%	$ 61.6	0.59%	$ 210.5	0.44%	$ 157.8	0.39%

Finance Receivables Past Due 60 days or more - Owned as a Percentage of Finance Receivables	December 31, 2007		September 30, 2007		December 31, 2006
Corporate Finance	$ 194.8	0.91%	$ 174.0	0.86%	$ 152.6	0.76%
Transportation Finance	9.8	0.39%	11.4	0.46%	15.3	0.72%
Trade Finance	71.1	0.97%	78.8	0.99%	101.8	1.46%
Vendor Finance	336.0	3.24%	277.0	2.72%	174.2	2.53%
Consumer	600.8	4.93%	616.2	5.24%	407.9	4.52%

Total, excluding home lending	$ 1,212.5	2.25%	$ 1,157.4	2.20%	$ 851.8	1.88%

Home Lending	$ 962.1	9.91%	$ 1,130.0	10.11%	$ 470.1	4.77%

Total, excluding home lending and student loans	$ 630.8	1.49%	$ 558.8	1.34%	$ 451.7	1.23%

Non-performing Assets - Owned as a Percentage of Finance Receivables
Corporate Finance	$ 242.2	1.14%	$ 223.9	1.11%	$ 196.6	0.97%
Transportation Finance	3.3	0.13%	4.3	0.17%	7.9	0.37%
Trade Finance	41.6	0.57%	49.5	0.62%	60.4	0.87%
Vendor Finance	190.6	1.84%	142.0	1.40%	51.4	0.75%
Consumer	8.5	0.07%	7.3	0.06%	3.0	0.03%

Total, excluding home lending	$ 486.2	0.90%	$ 427.0	0.81%	$ 319.3	0.71%

Home Lending	$ 892.3	9.19%	$ 1,123.0	10.04%	$ 451.1	4.57%

Total, excluding home lending and student loans	$ 486.2	1.15%	$ 427.0	1.03%	$ 319.3	0.87%

Finance Receivables Past Due 60 days or more - Managed as a Percentage of Managed Financial Assets
Corporate Finance	$ 201.8	0.86% %	$ 180.8	0.79%	$ 162.1	0.72%
Transportation Finance	9.8	0.39% %	11.4	0.46%	15.3	0.69%
Trade Finance	71.1	0.97% %	78.8	0.99%	101.8	1.46%
Vendor Finance	520.7	3.49% %	449.7	2.85%	301.8	2.68%
Consumer	600.8	4.88% %	616.2	4.96%	407.9	4.36%

Total, excluding home lending	$ 1,404.2	2.31% %	$ 1,336.9	2.18%	$ 988.9	1.90%

Home Lending	$ 1,031.3	9.92% %	$ 1,195.0	10.24%	$ 538.8	4.92%

Total, excluding home lending and student loans	$ 822.5	1.68% %	$ 738.3	1.48%	$ 588.8	1.36%

The following segment changes are reflected in the above metrics:
1.	Corporate Finance includes Small Business Lending, which had been reflected in the former Consumer and Small Business Lending segment.
2.	Home Lending includes the activities of other liquidating consumer related loans formerly included in Vendor Finance.
3.	Consumer includes student lending and the CIT industrial bank, which had been reflected in the former Consumer and Small Business Lending segment.
NOTE
Home lending contractual delinquency and non-performing statistics as a percentage of unpaid principal balance.
December 2007 home lending contractual delinquency and non-performing statistics as a percentage of unpaid principal balance - held for investment portfolio only.

CIT GROUP INC. AND SUBSIDIARIES
RATIOS AND OTHER DATA
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Profitability
Net finance revenue as a percentage of AEA	2.67%	2.96%	2.96%	2.84%	3.11%
Net finance revenue after provision as a percentage of AEA	0.56%	2.60%	2.52%	2.01%	2.72%
Salaries and general operating expenses as a percentage of AMA	1.91%	1.89%	2.10%	1.92%	2.17%
Efficiency ratio	39.5%	45.6%	44.8%	41.1%	45.5%
Return on average common stockholders’ equity	-7.8%	-2.7%	14.6%	-1.6%	15.0%
Return on AEA	-0.72%	-0.26%	1.65%	-0.16%	1.75%
Return on AMA	-0.66%	-0.24%	1.50%	-0.14%	1.57%
See “Non-GAAP Disclosures” for additional information regarding profitability ratio and metric comparisons.
Average Balances
Average Finance Receivables (AFR)	$ 62,931.5	$ 51,000.0	$ 54,830.9	$ 58,825.1	$ 50,119.5
Average Earning Assets (AEA)	72,975.1	71,696.7	62,774.7	71,101.1	58,003.3
Average Managed Assets (AMA)	78,999.1	77,697.8	68,996.3	77,154.9	64,622.5
Average Operating Leases (AOL)	12,215.7	11,963.3	10,818.9	11,784.0	10,458.8
Average Common Stockholders’ Equity	6,678.1	6,763.6	7,106.5	6,831.1	6,794.4

	December 31, 2007	September 30, 2007	December 31, 2006
Capital and Leverage
Total tangible stockholders’ equity to managed assets	8.82%	7.69%	9.36%
Tangible book value per common share	$28.42	$27.60	$31.22
Book value per common share	$34.48	$35.29	$36.30

Reserve for Credit Losses
Reserve for credit losses as a percentage of finance receivables, excluding guaranteed student loans	1.59%	1.05%	1.42%

Reserve for credit losses (excluding reserves related to impaired loans and hurricane reserves) as a percentage of finance receivables, excluding home lending and guaranteed student loans	1.22%	1.20%	1.19%

Reserve for credit losses as a percentage of finance receivables	1.33%	0.90%	1.20%

Reserve for credit losses as a percentage of non-performing assets, excluding home lending and student lending	117.6%	124.5%	154.3%

Reserve for credit losses as a percentage of finance receivables past due 60 days or more, excluding home lending and student lending	90.7%	95.5%	109.1%

CIT GROUP INC. AND SUBSIDIARIES
Select Concentration Data
(dollars in millions unless specified)

Commercial Aerospace Portfolio:
	December 31, 2007		September 30, 2007		December 31, 2006
	Net Investment	Number	Net Investment	Number	Net Investment	Number
By Region:
Europe	$ 2,906.2	94	$ 2,900.0	90	$ 2,880.2	88
U.S. and Canada	1,279.5	60	1,370.5	62	1,288.0	60
Asia Pacific	2,274.9	82	2,013.2	77	1,705.6	52
Latin America	1,136.0	36	1,073.7	34	835.4	27
Africa / Middle East	567.8	15	493.2	13	402.1	10

Total	$ 8,164.4	287	$ 7,850.6	276	$ 7,111.3	237

By Manufacturer:
Boeing	$ 3,579.6	154	$ 3,539.6	151	$ 3,105.7	124
Airbus	4,575.8	132	4,301.7	124	3,996.2	113
Other	9.0	1	9.3	1	9.4	-

Total	$ 8,164.4	287	$ 7,850.6	276	$ 7,111.3	237

By Body Type (1):
Narrow body	$ 6,136.4	226	$ 5,879.7	216	$ 5,168.9	179
Intermediate	1,821.9	48	1,652.4	45	1,690.3	43
Wide body	197.1	12	309.2	14	242.7	15
Other	9.0	1	9.3	1	9.4	0

Total	$ 8,164.4	287	$ 7,850.6	276	$ 7,111.3	237

By Product:
Operating lease	$ 7,120.1	219	$ 6,729.9	209	$ 6,274.0	192
Leveraged lease (other)	40.8	2	40.8	2	95.2	4
Leveraged lease (tax optimized)	45.4	1	45.0	1	43.1	1
Capital lease	225.5	9	231.2	9	151.9	6
Loan	732.6	56	803.7	55	547.1	34

Total	$ 8,164.4	287	$ 7,850.6	276	$ 7,111.3	237

Number of accounts	105		102		92
Weighted average age of fleet (years)	5		6		5
Largest customer net investment	$ 287.3		$ 279.7		$ 288.6
Off-lease aircraft		-		-		-

New Aircraft Delivery Order Book (dollars in billions)
For the Years Ending December 31,
2007 (Remaining 2007)	-	-	0.6	10	1.3	26
2008	1.4	23	1.4	23	1.4	24
2009	0.9	14	0.9	14	0.8	13
2010	1.2	21	-	-	-	-
2011	1.1	23	-	-	-	-
Thereafter	2.7	26	4.6	65	2.3	28

Total	$ 7.3	107	$ 7.5	112	$ 5.8	91

(1)

Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft.  Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

Managed Home Lending Portfolio Statistics
	December 31, 2007(1)(2)	September 30, 2007(1)	December 31, 2006
Managed assets	$ 10,180.0	$ 11,519.9	$ 10,522.5
Portfolio assets (UPB)	$ 9,656.9	$ 10,974.8	$ 9,887.7
Portfolio assets	$ 9,010.4
% of first mortgages	88%	89%	89%
Average loan size	$ 126.3	$ 129.5	$ 120.9
Fixed-rate mortgage %	47%	44%	43%
Weighted Average loan-to-value	82%	82%	82%
Average FICO score	638	637	636
Delinquencies (sixty days or more)	9.99%	10.34%	4.76%
Net charge-offs-managed basis	0.42%	2.04%	0.96%
Net charge-offs-owned basis	0.26%	2.00%	0.80%

(1)	The December and September 2007 amounts are based on unpaid principal balances and exclude valuation adjustments.
(2)	The December 2007 balances exclude approximately $270 million consisting primarily of manufactured housing vendor receivables that are included in the segment results.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

	December 31, 2007	September 30, 2007	December 31, 2006

Managed assets (1):
Finance receivables, excluding home lending	$ 53,760.9	$ 52,596.2	$ 45,203.6
Finance receivables - home lending	8,775.6	9,156.2	9,861.3
Operating lease equipment, net	12,610.5	11,930.3	11,017.9
Financing and leasing assets held for sale	1,260.2	2,976.4	1,553.7
Home lending finance receivables held for sale	345.8	902.1	240.0
Equity and venture capital investments (included in other assets)	165.8	161.7	25.4

Total financing and leasing portfolio assets	76,918.8	77,722.9	67,901.9
Securitized assets	6,311.2	6,561.5	6,261.4

Managed assets	$ 83,230.0	$ 84,284.4	$ 74,163.3

Earning assets (2):
Total financing and leasing portfolio assets	$ 76,918.8	$ 77,722.9	$ 67,901.9
Credit balances of factoring clients	(4,542.2)	(4,527.2)	(4,131.3)

Earning assets	$ 72,376.6	$ 73,195.7	$ 63,770.6

Tangible equity (3):
Total equity	$ 6,460.6	$ 6,669.4	$ 7,251.1
Other comprehensive income relating to derivative financial instruments	96.6	29.9	(34.2)
Unrealized gain on securitization investments	(7.8)	(7.3)	(18.4)
Goodwill and intangible assets	(1,152.5)	(1,459.1)	(1,008.4)

Tangible common equity	5,396.9	5,232.9	6,190.1
Junior subordinated notes and convertible debt	1,440.0	750.0	-
Preferred stock	500.0	500.0	500.0
Preferred capital securities (4)	-	-	250.3

Tangible equity	$ 7,336.9	$ 6,482.9	$ 6,940.4

	Quarters Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Total net revenues(5)
Net Finance Revenue	487.3	529.9	464.1
Other Income	466.2	276.3	345.5

Total net revenues	$ 953.5	$ 806.2	$ 809.6

	Years Ended
	December 31, 2007	September 30, 2007

Net Finance Revenue	2,020.3	1,802.6
Other Income	1,580.1	1,248.8

Total net revenues	$ 3,600.4	$ 3,051.4

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1)

Managed assets are utilized in certain credit and expense ratios.  Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2)

Earning assets are utilized in certain revenue and earnings ratios.  Earning assets are net of credit balances of factoring clients.  This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3)

Tangible equity is utilized in leverage ratios, and is consistent with certain rating agency measurements.  Other comprehensive income and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

4)	The preferred capital securities were called on March 16, 2007.

5)	Total net revenues are the combination of net finance revenues after depreciation on operating leases and other income.